Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92009 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Announces that it has terminated preliminary discussions with No Fear Inc. Regarding a Potential Strategic Transaction

September 21, 2007

CARLSBAD, Calif. – (Business Wire) – Orange 21 Inc. (NASDAQ:ORNG), a leading developer of brands that produce premium products for the action sports and youth lifestyle markets, today confirmed that an independent special committee (the “Special Committee”) of its board of directors (the “Board”) and No Fear Inc. (“No Fear”) have mutually agreed to terminate discussions regarding a potential strategic transaction involving the acquisition of No Fear Retail Stores, Inc., a subsidiary of No Fear. Orange 21 had issued a press release on Thursday, July 19, 2007 confirming the existence of such preliminary discussions. The parties agreed that the timing and scope of the discussed transaction, given all the circumstances, was not advisable for either company at the present time.

Mark Simo, the Co-Chairman of the Board and Chief Executive Officer of Orange 21, and a founder, principal and stockholder of No Fear, commented on the termination of the discussions as follows: “Although we explored several potential transaction structures, we ultimately concluded that it is not an ideal time for Orange 21 to pursue a strategic transaction, and that at present, our stockholders would be better served by us continuing to focus on our turn-around efforts. Accordingly, we terminated discussions and we are concentrating our efforts on internal improvements designed to continue to reinvigorate the brand, rejuvenating our revenue growth initiatives and working towards returning to profitability as soon as possible. I am excited about the opportunities that I believe are available for Orange 21, and I look forward to leading the efforts to make those opportunities a reality for our stockholders.”

John Pound, the Co-Chairman of the Board and the Chairman of the Special Committee, commented: “On behalf of the Board and the Special Committee, we are grateful to No Fear for engaging in the discussions about a potential strategic transaction and whole-heartedly agree that a transaction does not make sense at this time. I also want to add that although we did not identify a transaction to move forward with at this time, we believe that the process was beneficial to us in several respects – it has helped us identify our short-term goals of focusing on organic growth and has led to a stronger and deeper relationship between our Board and Mark as our Chief Executive Officer. We are very excited about Mark’s commitment to growing the brand as our Chief Executive Officer and look forward to working with him on our turn-around efforts.”

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport and youth lifestyle markets. Orange 21’s primary brand, Spy Optic ™, manufactures sunglasses and goggles targeted toward the action sports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-

looking statements by terminology such as “anticipate,” “available,” “believe,” “concentrating,” “continue,” “continuing,” “estimate,” “expect,” “feel,” “may,” “opportunities,” “plan,” “potential,” “predict,” “reality,” “returning,” “should,” or “will” or the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our turn-around efforts, our internal improvements, reinvigorating the brand, rejuvenating our revenue growth initiatives, returning to profitability, focusing on organic growth and growing our brand are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: risks related to the company’s ability to manage growth; risks related to the limited visibility of future orders; the ability to identify and work with qualified manufacturing partners and consultants; the ability to expand distribution channels and retail operations in a timely manner; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; the ability to continue to develop, produce and introduce innovative new products in a timely manner; the ability to source raw materials and finished products at favorable prices; the ability to identify and execute successfully cost-control initiatives; uncertainties associated with the company’s ability to maintain a sufficient supply of products and to manufacture successfully products; the performance of new products and continued acceptance of current products; the execution of strategic initiatives and alliances; the impact of ongoing litigation; uncertainties associated with intellectual property protection for the company’s products; matters generally affected by the domestic and global economy, such as changes in interest and currency rates; and other risks identified from time to time in the company’s filings made with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the period ended December 31, 2006 and its Quarterly Report on Form 10-Q for the period ended June 30, 2007. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company can not guarantee future results, levels of activity, performance or achievements. Moreover, neither the company, nor any other person, assumes responsibility for the accuracy or completeness of such forward-looking statements. The company undertakes no obligation to update any of the forward-looking statements.